UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 5, 2014

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 5, 2014, Expedia, Inc., a Delaware corporation (the “Company”) and its applicable subsidiaries entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) to its existing revolving credit facility, dated as of February 8, 2010, among the Company, Expedia, Inc., a Washington corporation, Travelscape, LLC, a Nevada limited liability company, Hotwire, Inc., a Delaware corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (such facility, as amended by the First Amendment thereto, dated August 18, 2010, the Second Amendment thereto, dated as of August 31, 2011, and the Third Amendment thereto, dated as of November 8, 2012, the “Revolving Credit Facility”). The Credit Agreement extended the maturity of the Revolving Credit Facility to September 5, 2019, and made certain other modifications to the covenants and other terms of the Revolving Credit Facility.

JPMorgan Chase Bank, N.A. and J.P. Morgan Europe Limited and their affiliates have in the past performed, and may in the future perform, various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and reimbursement of expenses.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the actual Credit Agreement, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see Item 1.01 above, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Credit Agreement, dated as of September 5, 2014, among Expedia, Inc., a Delaware corporation, Expedia, Inc., a Washington corporation, Travelscape, LLC, a Nevada limited liability company, Hotwire, Inc., a Delaware corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel & Secretary

Dated: September 11, 2014